Exhibit 99.1

Tribune Company 435 North Michigan Avenue Chicago, Illinois 60611	Corporate Relations Department 312/222-3238 FAX: 312/222-1573

Press Release

TRIBUNE SIGNS ASSET-BACKED COMMERCIAL PAPER FACILITY

CHICAGO, July 3, 2008—Tribune Company announced today that it has signed a $300 million asset-backed commercial paper facility with Barclays Bank PLC.  The facility allows Tribune to raise cash proceeds through the company’s outstanding trade receivables.  Initially, Tribune borrowed $225 million under this facility; net proceeds were used to repay the company’s term loan X.

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TRIBUNE is America’s largest employee-owned media company, operating businesses in publishing, interactive and broadcasting.  In publishing, Tribune’s leading daily newspapers include the Los Angeles Times, Chicago Tribune, Newsday (Long Island, N.Y.), The Sun (Baltimore), South Florida Sun-Sentinel, Orlando Sentinel, Hartford Courant, Morning Call and Daily Press.  The company’s broadcasting group operates 23 television stations, WGN America on national cable, Chicago’s WGN-AM and the Chicago Cubs baseball team.  Popular news and information websites complement Tribune’s print and broadcast properties and extend the company’s nationwide audience.  At Tribune we take what we do seriously and with a great deal of pride.  We also value the creative spirit and are nurturing a corporate culture that doesn’t take itself too seriously.

MEDIA CONTACT:

Gary Weitman

SVP/Corporate Relations

Tribune Company

312/222-3394 (office)

gweitman@tribune.com